Exhibit 99.2

TO COMMON SHAREHOLDERS OF TRI-STATE 1ST BANC, INC.

ELECTION AND TRANSMITTAL INFORMATION BOOKLET

This information booklet from Farmers National Banc Corp. (“Farmers”) is provided to common shareholders of Tri-State 1st Banc, Inc. (“TSOH”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election and submit your common share certificate(s). We urge you to read all of the instructions to the enclosed Election Form and Letter of Transmittal carefully and review the Frequently Asked Questions below, as well as the Agreement and Plan of Merger, dated as of June 23, 2015, by and among TSOH, FMNB Merger Subsidiary, LLC (“Merger Sub”) and Farmers (as it may be amended from time to time, the “Merger Agreement”) and the proxy statement/prospectus, dated August 17, 2015 (as it may be amended from time to time, the “Proxy Statement”), which is being sent to you under separate cover. After reviewing these materials and the Proxy Statement, please complete the Election Form and Letter of Transmittal and send it in the enclosed envelope to the exchange agent, Computershare Trust Company, N.A. and Computershare Inc. (the “Exchange Agent”). If you have additional questions after reading these materials, you should contact Georgeson Inc., Toll Free at (866) 277-8239 or contact via email at TSOH@georgeson.com

The deadline for submitting election forms (the “Election Deadline”) is Monday, September 21, 2015. Election forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York time, on the date of the Election Deadline. If the Election Deadline is extended for any reason, both Farmers and TSOH will publicly announce the new Election Deadline at least five business days prior to the Election Deadline in a press release, on their websites and in a filing with the Securities and Exchange Commission (the “SEC”).

FREQUENTLY ASKED QUESTIONS

1. Why have I been sent an Election Form and Letter of Transmittal?

The Merger Agreement provides for the merger of TSOH with and into Merger Sub, subject to certain conditions including, but not limited to, obtaining the requisite vote of the common shareholders of TSOH and the approval of the Merger by various regulatory agencies (the “Merger”).

Under the terms of the Merger Agreement, common shareholders of TSOH will be entitled to receive from Farmers, after the Merger is completed, merger consideration payable in the form of a combination of cash and Farmers common shares to be calculated as set forth in the Merger Agreement. At the effective time of the Merger, each TSOH common share will be converted into the right to receive, at the election of the holder but subject to proration, adjustment and certain limitations as set forth in the Merger Agreement that are intended to ensure that 75% of the outstanding TSOH common shares are converted into the right to receive Farmers common shares and the remaining outstanding TSOH common shares are converted into the right to receive cash, one of the following:

•	1.747 Farmers common shares (a “Stock Election”); or

•	$14.20 in cash without interest (a “Cash Election”).

The closing price of TSOH common shares as of August 14, 2015, was $14.00 per share, and the closing price of Farmers common shares as of August 14, 2015 was $8.12 per share.

For a full discussion of the transactions and the effect of your election, see the Merger Agreement and the Proxy Statement.

BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION FORM AND LETTER OF TRANSMITTAL.

You are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Farmers through the website maintained by the SEC at www.sec.gov. If you wish to request documents, you should do so at least 5 business days before the Election Deadline. THE PROXY STATEMENT IS DATED AUGUST 17, 2015, AND DOES NOT REFLECT DEVELOPMENTS SUBSEQUENT TO THAT DATE. However, the Proxy Statement incorporates by reference subsequent filings with the SEC by Farmers. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please contact the Information Agent:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Shareholders

Call Toll-Free (866) 277-8239

Or Contact via E-mail at:

TSOH@georgeson.com

An Election Form and Letter of Transmittal will be mailed to each TSOH common shareholder holding TSOH common shares as of the record date. It is to be used to make a Stock Election or Cash Election and to surrender TSOH common share certificate(s). If you also hold TSOH common shares with a broker, dealer, commercial bank, trust company or other fiduciary, you will receive separate instructions from that broker, dealer, commercial bank, trust company or other fiduciary.

2. What is the Election Form and Letter of Transmittal?

The enclosed Election Form and Letter of Transmittal does two things. First, it lets us know your preferred form of payment for your TSOH common shares. Second, it allows you to surrender your share certificate(s) (if applicable) in order to receive payment for the TSOH common shares that you own.

3. How do I complete the Election Form and Letter of Transmittal?

The Election Form and Letter of Transmittal is divided into separate sections. Instructions for completing each section are set forth in the Election Form and Letter of Transmittal, where applicable.

When completed, please sign and date the Election Form and Letter of Transmittal and send it to the Exchange Agent in the enclosed envelope along with your common share certificate(s) (if applicable) so that you can make your election to receive either (i) Farmers common shares, or (ii) cash. Please see Question 14 for important information concerning the transmittal of your Election Form and Letter of Transmittal to the Exchange Agent. Please note that if your TSOH common shares are held jointly, signatures of both owners are required.

Consistent with the terms of the Merger Agreement, the Election Form and Letter of Transmittal authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the Farmers common shares and/or cash in exchange for your TSOH common shares.

Please return your common share certificate(s) (if applicable) along with the Election Form and Letter of Transmittal in the enclosed envelope. Do not sign the back of your common share certificate(s), except in those circumstances described in Instruction 7 on the Instruction Letter.

4. How do I make an election if I hold my TSOH common shares through a broker, dealer, commercial bank, trust company or other fiduciary?

If you hold your TSOH common shares through a broker, dealer, commercial bank, trust company or other fiduciary, you should instruct such broker, dealer, commercial bank, trust company or other fiduciary what election to make on your behalf by carefully following the instructions you will receive from your broker, dealer, commercial bank, trust company or other fiduciary. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your broker, dealer, commercial bank, trust company or other fiduciary with any questions.

5. When is my Election Form and Letter of Transmittal due?

Your Election Form and Letter of Transmittal and your share certificate(s) (if applicable) must be RECEIVED by the Exchange Agent by the Election Deadline, which will be 5:00 p.m., Eastern Time, on the Election Deadline. If you hold your TSOH common shares through a broker, bank, commercial bank, trust company or other fiduciary, you must return your election instructions to them in time for them to respond by the Election Deadline. Please refer to the instructions provided by your broker, bank, commercial bank, trust company or other fiduciary.

6. What if I do not send a form of election or it is not received?

If you do not make a valid election with respect to any TSOH common shares you own of record, after completion of the proposed transactions, you will receive written instructions from the Exchange Agent on how to exchange your TSOH common shares for the Merger consideration.

If you do not make a valid election for any reason, then you will have no control over the type of Merger consideration you receive. TSOH common shareholders not making a valid election will be deemed to have made No Election. You will be deemed to have made No Election if:

•	You fail to follow the instructions on the “Election Form and Letter of Transmittal” or otherwise fail properly to make an election;

•	A properly completed “Election Form and Letter of Transmittal,” together with your common share certificate(s) (if applicable), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not received by the Exchange Agent at or before the Election Deadline;

•	You properly and timely revoke a prior election without making a new election; or

•	You check the “No Election” box on the Election Form.

You bear the risk of proper and timely delivery.

7. I have received more than one set of election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own TSOH common shares in more than one manner, or that you own common shares in more than one name. For example, you may have common shares registered directly with TSOH, you may own TSOH common shares through a third party, such as a broker, or you may own common shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your TSOH common shares. Failure to properly complete an Election Form (and Letter of Transmittal, as the case may be) means that no election will be made with respect to TSOH common shares to which that Election Form (and Letter of Transmittal, if applicable) applies and you will be deemed to have made No Election with respect to such TSOH common shares.

8. Can I change my election after the Election Form and Letter of Transmittal have been submitted?

Yes. You may revoke your election prior to the Election Deadline by submitting a written notice of revocation to the Exchange Agent or by submitting new election materials. Revocations must specify the name in which your common shares are registered on the transfer books of TSOH and such other information as the Exchange Agent may request. If you instructed a broker, dealer, commercial bank, trust company or other fiduciary to submit an election for your common shares, you must follow the directions of your broker, dealer, commercial bank, trust company or other fiduciary for changing those instructions. Whether you revoke your election by submitting a written notice of revocation or by submitting new election materials, the notice or materials must be received by the Exchange Agent by the Election Deadline in order for the revocation or new election to be valid.

9. Am I guaranteed to receive what I ask for on the Election Form?

No. Your election is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement. If you make a Stock Election and the Stock Election is oversubscribed, then you will receive a portion of the merger consideration in cash. Similarly, if you make the Stock Election and the stock election is undersubscribed, then you may receive a portion of the merger consideration in cash. Accordingly, you may not receive exactly the type of consideration you elect to receive. You instead will receive a mix of shares and cash calculated based on (i) the number of TSOH common shares making each type of election and (ii) the requirement under the Merger Agreement that 75% of the TSOH common shares outstanding at the effective time of the Merger are converted into the right to receive Farmers common shares and the remaining outstanding TSOH common shares are converted into the right to receive cash. The proration rules referenced in this paragraph are explained in greater detail in the Proxy Statement. There also can be no guarantee as to the value of the merger consideration you receive relative to the value of the TSOH common shares you are exchanging. You should obtain current market quotations for Farmers common shares and for TSOH common shares.

10. Will I receive any fractional shares?

No. No fractional Farmers common shares will be issued in connection with the Merger. Instead, each holder of TSOH common shares who would otherwise be entitled to receive a fraction of a Farmers common share will receive cash, without interest, in lieu of a fractional Farmers common share in an amount determined by reference to the closing sale prices of Farmers common shares on the NASDAQ Stock Market (the “Nasdaq”) for the five (5) trading days immediately preceding the effective date of the Merger.

11. How long will it take to receive the merger consideration after the Merger is completed?

After the effective time of the Merger, upon the surrender of your common shares certificate(s) (if applicable) (or effective affidavits of loss in lieu of such common share certificate(s)), together with a properly completed Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, you will receive the Farmers common shares and/or cash as soon as practicable from the Exchange Agent.

Farmers common shares will be issued via a Direct Registration System (DRS) stock distribution statement. You will not receive a share certificate unless requested.

Farmers and TSOH hope to complete the Merger and associated transactions as soon as reasonably practicable and currently expect the closing to be consummated during the fourth quarter of 2015. However, the transactions are subject to the satisfaction or waiver of certain conditions, as described in the Merger Agreement, and it is possible that factors outside the control of Farmers or TSOH could result in the Merger being completed at an earlier time, a later time or not at all. There can be no assurance as to when or if the Merger will close.

12. What if I cannot locate my common share certificate(s)?

If any of your certificate(s) representing TSOH common shares has been lost, stolen or destroyed, contact Computershare Trust Company, N.A. at 1-800-368-5948 before making your election. See Instruction 3 on the Instruction Letter.

13. What are the tax consequences associated with each of the election options?

The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, the federal tax consequences of the Merger to an TSOH common shareholder will depend primarily on whether you exchange your TSOH common shares solely for Farmers common shares, solely for cash or for a combination of Farmers common shares and cash. TSOH common shareholders who exchange their common shares solely for Farmers common shares should not recognize a gain or loss except with respect to cash received in lieu of a fractional Farmers common share. TSOH common shareholders who exchange their common shares solely for cash should recognize a gain or loss on the exchange. TSOH common shareholders who exchange their common shares for a combination of Farmers common shares and cash may recognize a gain, but not any loss, on the exchange. The actual U.S. federal income tax consequences to TSOH common shareholders of electing to receive cash, Farmers common shares or a combination of cash and stock will not be ascertainable at the time TSOH common shareholders make their election because it will not be known at that time how, or to what extent, the allocation and proration procedures will apply.

For a more detailed discussion of the material U.S. federal income tax consequences of the Merger, please see the section captioned “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement.

The consequences of the Merger to any particular TSOH common shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine the tax consequences of the Merger to you.

14. How should I send in my signed documents and common share certificates?

An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and Letter of Transmittal, your common share certificate(s) (if applicable) and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send such materials to:

If delivering by mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V, 250 Royall Street,
Providence, RI 02940-3011	Canton, MA 02021

If you are mailing share certificate(s), we recommend that they be sent (using the return envelope provided) by registered mail, properly insured, with return receipt requested. You may instead choose to send your documentation to the Exchange Agent by an overnight delivery service, also properly insured. The amount of insurance that may be purchased from overnight delivery services may be greater than is available if you send the documents by mail. Please do not return any documents to TSOH or Farmers.

Until your common share certificate(s), if applicable, are actually received by the Exchange Agent, delivery is not effected; you will continue to hold title to the certificate(s) and bear the risk of loss.

15. Will there be any fees associated with the exchange of my TSOH common shares for the merger consideration?

There will not be any fees associated with the exchange except in certain limited circumstances, unless you need to replace lost, stolen or destroyed common share certificate(s) or request a check or certificate representing Farmers common shares in a name(s) other than your name.

16. How do I change my address on the Election Form and Letter of Transmittal?

Mark through any incorrect address information that is printed on the front of the Election Form and Letter of Transmittal. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form and Letter of Transmittal, please complete the box entitled “Special Delivery Instructions.”

17. What do I do if I want part or all of the merger consideration paid or issued to someone else?

Please complete the box captioned “Special Payment and Issuance Instructions” in order to transfer the merger consideration to someone else.

18. Who do I call if I have additional questions?

You may contact the Information Agent Toll Free at (866) 277-8239 or contact via email at TSOH@georgeson.com.